Exhibit 99.1

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

Kulicke & Soffa Reports First Quarter 2022 Results
Delivers Strong Financial Performance; Accelerates Share Repurchase Activity;
Provides Revenue Outlook for Fiscal 2022
Singapore – February 2, 2022 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S” or the “Company”), today announced financial results of its first fiscal quarter ended January 1, 2022. The Company reported first quarter net revenue of $460.9 million, net income of $133.6 million, representing EPS of $2.11 per fully diluted share, and non-GAAP net income of $138.8 million, representing non-GAAP EPS of $2.19 per fully diluted share.

Quarterly Results - U.S. GAAP
	Fiscal Q1 2022	Change vs. Fiscal Q1 2021	Change vs. Fiscal Q4 2021
Net Revenue	$460.9 million	up 72.1%	down 5%
Gross Profit	$223.2 million	up 83.7%	down 3.5%
Gross Margin	48.4%	up 300 bps	up 70 bps
Income from Operations	$151.1 million	up 179.8%	down 2.4%
Operating Margin	32.8%	up 1260 bps	up 90 bps
Net Income	$133.6 million	up 176%	down 0.1%
Net Margin	29.0%	up 1090 bps	up 140 bps
EPS – Diluted	$2.11	up 174%	up 0.5%

Quarterly Results - Non-GAAP

	Fiscal Q1 2022	Change vs. Fiscal Q1 2021	Change vs. Fiscal Q4 2021
Income from Operations	$157.8 million	up 163.9%	down 1.5%
Operating Margin	34.2%	up 1190 bps	up 120 bps
Net Income	$138.8 million	up 158.5%	up 0.4%
Net Margin	30.1%	up 1010 bps	up 160 bps
EPS – Diluted	$2.19	up 154.7%	up 0.9%
A reconciliation between the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also the “Use of non-GAAP Financial Results” section.

Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, "During the December Quarter, we received acceptance and recognized revenue for an emerging silicon photonics application. This represents a recent example of our progress to expand served markets through long-term development, ongoing customer engagements and new system acceptance. Over the coming quarters, we expect to continue driving momentum across several other key growth areas."

First Quarter Fiscal 2022 Financial Highlights
•Net revenue of $460.9 million.
•Gross margin of 48.4%.
•Net income of $133.6 million or $2.11 per share; non-GAAP net income of $138.8 million or $2.19 per share.
•Cash, cash equivalents, and short-term investments were $808.5 million as of January 1, 2022.
•The Company repurchased a total of 276.0 thousand shares of common stock at a cost of $15.4 million.

Second Quarter and Full Fiscal Year 2022 Outlook
The Company currently expects net revenue in the second fiscal quarter of 2022 ending April 2, 2022 to be approximately $380 million +/- $20 million, and expects non-GAAP EPS to be approximately $1.45 +/- 10%.
Fusen Chen commented, "Our served markets continue to expand as we drive interest and demand for our broadening advanced packaging, automotive and advanced display solutions. In addition to the growing industry requirements for more complex semiconductor assembly equipment, we are also well positioned to deliver enabling innovations supporting electric vehicles and emerging mini and micro LED displays."
Kulicke & Soffa currently anticipates revenue for its full fiscal year 2022 to increase sequentially to approximately $1.58 billion.

Earnings Conference Call Details
A conference call to discuss these results will be held on February 3, 2022, beginning at 8:00am EDT. To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. A live webcast link and supplemental earnings presentation will also be available at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through February 10, 2022 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13725826. A webcast replay will also be available at investor.kns.com.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains the following non-GAAP financial results: income from operations, operating margin, net income, net margin and net income per diluted share. The Company's non-GAAP results exclude amortization related to intangible assets acquired through business combinations, costs associated with restructuring and severance, equity-based compensation, acquisition and integration costs, impairment relating to assets acquired through business combinations, income tax expense arising from discrete tax items triggered by significant changes in tax laws, gain/loss on disposal of business, as well as tax benefits or expenses associated with the foregoing non-GAAP items. The non-GAAP adjustments may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating results. The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying operational performance, as well as their ability to compare the Company’s period-to-period financial results and the Company’s overall performance to that of its competitors.
Management uses both U.S. GAAP metrics as well as these non-GAAP metrics to evaluate the Company's operating and financial results. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. The presentation of non-GAAP items is meant to supplement, but not substitute for, GAAP financial measures or information. The Company believes the presentation of non-GAAP results in combination with GAAP results provides better transparency to the investment community when analyzing business trends, providing meaningful comparisons with prior period performance and enhancing investors' ability to view the Company's results from management's perspective. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the financial tables at the end of this press release.

Management has not reconciled its outlook for non-GAAP Diluted EPS to Diluted EPS for Q2F22 as it does not provide guidance on the reconciling items between Diluted EPS and non-GAAP Diluted EPS, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items could have a significant impact on our non-GAAP Diluted EPS and, accordingly, a reconciliation of Diluted EPS to non-GAAP Diluted EPS for Q2F22 is not available without unreasonable effort.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor, LED and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future.
Caution Concerning Results and Forward-Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, the effects of the COVID-19 pandemic on our business, the effects of supply chain constraints on our business, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 2, 2021, filed on November 18, 2021, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations
P: +1-215-784-7518
F: +1-215-784-6180

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended
	January 1, 2022	January 2, 2021
Net revenue	$460,888	$267,857
Cost of sales	237,650	146,371
Gross profit	223,238	121,486

Operating expenses:
Selling, general and administrative	37,550	33,500
Research and development	33,169	31,544
Amortization of intangible assets	1,283	1,958
Acquisition-related costs	—	351
Restructuring	126	91
Total operating expenses	72,128	67,444
Income from operations	151,110	54,042
Other income (expense):
Interest income	471	651
Interest expense	(40)	(32)
Income before income taxes	151,541	54,661
Income tax expense	17,935	6,298
Net income	$133,606	$48,363

Net income per share:
Basic	$2.14	$0.78
Diluted	$2.11	$0.77

Cash dividends declared per share	$0.14	$0.12

Weighted average shares outstanding:
Basic	62,385	61,965
Diluted	63,316	62,740

	Three months ended
Supplemental financial data:	January 1, 2022	January 2, 2021
Depreciation and amortization	$5,339	$5,147
Capital expenditures	2,876	3,687
Equity-based compensation expense:
Cost of sales	226	205
Selling, general and administrative	3,956	2,279
Research and development	1,130	917
Total equity-based compensation expense	$5,312	$3,401

	As of
	January 1, 2022	January 2, 2021
Backlog of orders [1]	$688,303	$271,615
Number of employees	3,602	3,080
1.Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	January 1, 2022	October 2, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$441,490	$362,788
Short-term investments	367,000	377,000
Accounts and other receivable, net of allowance for doubtful accounts of $687 and $687, respectively	431,574	421,193
Inventories, net	197,234	167,323
Prepaid expenses and other current assets	25,765	23,586
TOTAL CURRENT ASSETS	1,463,063	1,351,890

Property, plant and equipment, net	67,109	67,982
Operating right-of-use assets	39,124	41,592
Goodwill	72,353	72,949
Intangible assets, net	40,702	42,752
Deferred tax assets	13,332	15,715
Equity investments	6,412	6,388
Other assets	2,436	2,363
TOTAL ASSETS	$1,704,531	$1,601,631

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	148,769	154,636
Operating lease liabilities	5,056	4,903
Accrued expenses and other current liabilities	146,152	161,570
Income taxes payable	43,828	30,766
TOTAL CURRENT LIABILITIES	343,805	351,875

Deferred income taxes	33,371	32,828
Income taxes payable	69,618	69,422
Operating lease liabilities	35,961	38,084
Other liabilities	14,600	14,185
TOTAL LIABILITIES	497,355	506,394

SHAREHOLDERS' EQUITY
Common stock, no par value	548,425	550,117
Treasury stock, at cost	(408,788)	(400,412)
Retained earnings	1,071,550	948,554
Accumulated other comprehensive income/ (loss)	(4,011)	(3,022)
TOTAL SHAREHOLDERS' EQUITY	$1,207,176	$1,095,237

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,704,531	$1,601,631

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
	January 1, 2022	January 2, 2021
Net cash provided by operating activities	$95,874	$58,635
Net cash provided by investing activities	7,289	224
Net cash used in financing activities	(24,077)	(9,207)
Effect of exchange rate changes on cash and cash equivalents	(384)	1,891
Changes in cash and cash equivalents	78,702	51,543
Cash and cash equivalents, beginning of period	362,788	188,127
Cash and cash equivalents, end of period	$441,490	$239,670

Short-term investments	367,000	337,000
Total cash, cash equivalents and short-term investments	$808,490	$576,670

Reconciliation of U.S. GAAP
to Non-GAAP Income from Operations and Operating Margin
(In thousands, except percentages)
(Unaudited)

	Three months ended
	January 1, 2022	January 2, 2021	October 2, 2021
Net revenue	$460,888	$267,857	$485,326
U.S. GAAP income from operations	151,110	54,042	154,836
U.S. GAAP operating margin	32.8%	20.2%	31.9%

Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,283	1,958	1,322
Restructuring	126	91	42
Equity-based compensation	5,312	3,401	3,998
Acquisition-related costs	—	351	—
Non-GAAP income from operations	$157,831	$59,843	$160,198
Non-GAAP operating margin	34.2%	22.3%	33.0%

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and
U.S. GAAP net income per share to Non-GAAP net income per share
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended
	January 1, 2022	January 2, 2021	October 2, 2021
Net revenue	$460,888	$267,857	$485,326
U.S. GAAP net income	133,606	48,363	133,711
U.S. GAAP net margin	29.0%	18.1%	27.6%

Non-GAAP adjustments:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,283	1,958	1,322
Restructuring	126	91	42
Equity-based compensation	5,312	3,401	3,998
Acquisition-related costs	—	351	—
Net income tax expense/(benefit) on non-GAAP items	(1,508)	(474)	(807)
Total non-GAAP adjustments	$5,213	$5,327	$4,555
Non-GAAP net income	$138,819	$53,690	$138,266
Non-GAAP net margin	30.1%	20.0%	28.5%

U.S. GAAP net income per share:
Basic	2.14	0.78	2.16
Diluted(a)	2.11	0.77	2.10

Non-GAAP adjustments per share:(b)
Basic	0.08	0.09	0.07
Diluted	0.08	0.09	0.07

Non-GAAP net income per share:
Basic	$2.22	$0.87	$2.23
Diluted(c)	$2.19	$0.86	$2.17

Weighted average shares outstanding:
Basic	62,385	61,965	61,966
Diluted	63,316	62,740	63,611
(a)GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options, but that effect is excluded when calculating GAAP diluted net loss per share because it would be anti-dilutive.
(b)Non-GAAP adjustments per share include amortization related to intangible assets acquired through business combinations, costs associated with restructuring and severance, equity-based compensation expenses and acquisition-related costs as well as income tax effects associated with the foregoing non-GAAP items.
(c)Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options.